Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 dated August 5, 2025 (“Registration Statement”) of our auditor’s report dated June 25, 2025, relating to the consolidated financial statements of Psyence Biomedical Ltd. (the “Company”) consisting of the consolidated statements of financial position as at March 31, 2025 and 2024 and the related consolidated statements of net income (loss) and comprehensive income (loss), changes in shareholders’ equity (deficit) and cash flows for each of the years in the three-year period ended March 31, 2025, as filed with the United States Securities and Exchange Commission.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

August 5, 2025

Toronto, Canada

MNP LLP Suite 1900, 1 Adelaide Street East, Toronto ON, M5C 2V9	1.877.251.2922 T: 416.596.1711 F: 416.596.7894